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FOR IMMEDIATE RELEASE                           Contact: Kent A. McKee
Memphis, TN-September 2, 2003                            (901) 753-3208





                  EUROPEAN COMMISSION'S STATEMENT REGARDING
                     COPPER TUBE MANUFACTURERS IN EUROPE


     Mueller Industries, Inc. (NYSE: MLI), reported that the European Commission yesterday released a statement alleging infringements in Europe of competition rules by manufacturers of copper tubes including Mueller Industries, Inc. and businesses in France and England, which it acquired in 1997. Mueller took the lead in bringing these issues to the attention of the European Commission and has fully cooperated in the resulting investigation from its inception. Mueller does not anticipate any material adverse effect on its business or financial position as a result of the European Commission's action.

     Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties.
These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's SEC filings.

     Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, and Great Britain.
























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